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                                                                    Exhibit 99.1
[GRAPHIC LOGO OMITTED]
OCWEN                                             Ocwen Financial Corporation(R)
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FOR IMMEDIATE RELEASE                  FOR FURTHER INFORMATION CONTACT:
                                       Robert J. Leist, Jr.
                                       Vice President & Chief Accounting Officer
                                       T: (561) 682-7958
                                       E: rleist@ocwen.com
                                          ----------------


                      OCWEN FINANCIAL CORPORATION ANNOUNCES
                           FIRST QUARTER 2003 RESULTS

West Palm Beach, FL - (May 1, 2003) Ocwen Financial Corporation (NYSE: OCN) today reported a net loss of $(8.4) million in the first quarter of 2003 or $(0.13) per share compared to a net loss of $(4.5) million or $(0.07) per share in the first quarter of 2002.

Chairman and CEO William C. Erbey stated, "Our operations reported pre-tax income of $1.6 million in the first quarter, exclusive of a charge of $10 million related to the previously announced resolution of the Admiral Home Loan arbitration. This compares favorably to a pre-tax loss of $(19.5) million in the first quarter of 2002. We are encouraged by our progress towards achieving profitability despite this one time charge. The fundamentals of our core business units are sound.

Our core businesses reported aggregate pre-tax income of $7.2 million as compared to $4.2 million in the first quarter of 2002. This continues our trend of improving quarterly core earnings, as shown below:

Quarterly Average Core Pre-Tax Income (Loss)

Year                                              $ in Millions
2000 ........................................          (7.4)
2001 ........................................          (1.7)
2002 ........................................           3.4
2003 ........................................           7.2

Our non-core businesses reported an aggregate pre-tax loss of $(12.4) million in the first quarter of 2003, or $(2.4) million excluding the arbitration settlement charge, as compared to a pre-tax loss of $(16.8) million in the 2002 first quarter, largely due to reduced provisions and loan loss reserves in 2003. The pre-tax loss in our Corporate segment was $(3.2) million in 2003 as compared to $(6.9) in 2002.

o On April 25 we announced the resolution of the arbitration process initiated by the former owners of Admiral Home Loan. As disclosed in our annual report, the claimants sought damages in excess of $75 million. In a 2-1 decision, an arbitration panel awarded them $6 million plus interest and costs. In the first quarter we established a reserve of $10 million including attorney's fees as a result of this award.
o We are particularly pleased to note that for the second consecutive quarter our Residential Loan Servicing business reported record pre-tax income of $9.2 million as compared to $7.5 million in the first quarter of 2002, despite the continuing challenge of the current low interest rate environment.
o At OTX our first quarter loss was reduced to $(3.3) million as compared to $(5.3) million in 2002, due to increased revenues and reduced expenses.
o The reduction of $3.8 million in our pre-tax loss in the Corporate Items and Other segment is primarily due to two factors - lower net interest expense of $2.0 million largely as a result of our debt redemption initiative last quarter and a reduction of approximately $2.1 million in corporate expenses as a result of the cost savings initiatives that we completed in the fourth quarter of 2002.

This quarter, we are reporting two new core businesses for the first time. Through Global Outsourcing we offer business process outsourcing services to third parties, leveraging our established capabilities in India. Our International business in 2003 reflects the initial results of Global Servicing Solutions, our joint servicing venture with Merrill Lynch for the servicing of assets in various countries. While still very new, we are optimistic that these businesses will provide meaningful earnings over time.

Ocwen Financial Corporation
First Quarter Results
May 1, 2003


Our liquidity remains strong, with cash and cash equivalents of $216.8 million as of March 31, 2003 as compared to $192.2 million at December 31, 2002."

The Servicing business reported record pre-tax income of $9.2 million in the first quarter of 2003 vs. $7.5 million in the 2002 first quarter, despite the continuing earnings pressure from the current low interest rate environment. Our Servicing business volume remained largely unchanged during the first quarter. As of March 31, 2003 we were the servicer of approximately 325 thousand loans with an unpaid principal balance (UPB) of $30.2 billion, as compared to approximately 336 thousand loans and $30.7 billion of UPB at December 31, 2002, a decrease of 1.6% in UPB.

Pre-tax losses at OTX were $(3.3) million in the 2003 first quarter compared to $(5.3) million in the same period of 2002, an improvement of $2.0 million or 37.7%. OTX revenues in the 2003 first quarter were $2.5 million as compared to $1.5 million in 2002, of which REALTrans revenues in 2003 were $0.9 million as compared to $0.3 million in 2002.

ORA reported pre-tax income of $1.0 million in the first quarter of 2003 as compared to $0.5 million in the first quarter of 2002 due to an improvement in margin from 12.6% in 2002 to 26.6% in 2003. This improvement was attained in part through our full implementation of REALTrans as the vendor management platform for ORA, as well as reduced costs from the utilization of our India location.

The Unsecured Collections business posted pre-tax income of $1.3 million in the first quarter of 2003 vs. income of $0.9 million in the 2002 first quarter, reflecting reductions in operating costs as well as continued success in attracting new fee-based collection contracts.

Global Outsourcing, a new business segment that began operations in December 2002 recorded pre-tax income of $0.08 million in the first quarter of 2003. Global Outsourcing provides business process outsourcing services to third parties and leverages the operational capability of our facilities in India.

International Operations, which is being reported as a business segment for the first time this quarter, recorded a pre-tax loss of $(1.2) million in the first quarter of 2003. In the first quarter of 2002, International Operations reported pre-tax income of $0.5 million. In 2003, this segment primarily represents the results of operations of Global Servicing Solutions, LLC, our new joint venture with Merrill Lynch. Results for 2002 primarily reflect a one time consulting project for the government of Jamaica.

Pre-tax losses for the first quarter of 2003 in the Commercial Finance business amounted to $(2.7) million as compared to a pre-tax loss of $(4.4) million in the 2002 first quarter. The improvement in 2003 is primarily due to loan loss provisions in 2002 not required in 2003. Total commercial loans, investments in real estate and REO, consisting of 18 assets, had a book value of $187.1 million at March 31, 2003, with reserves on the remaining commercial loan and REO assets of 24.1% of book value, all consistent with December 31, 2002 levels.

The Affordable Housing business posted a pre-tax loss of $(2.3) million in the 2003 first quarter compared to a pre-tax loss of $(18.0) million in the 2002 first quarter. First quarter 2003 results include $0.6 million of provisions for losses on Affordable Housing properties and loans as compared to $15.5 million of such provisions in the 2002 first quarter. As of March 31, 2003, reserves on Affordable Housing properties and loans were 49% of remaining book value, approximately equal to the levels as of December 31, 2002. There are $19.3 million of Affordable Housing properties and loans remaining as of March 31, 2003 of which $6.0 million are loans, $2.9 million are properties subject to sales contracts that have not yet satisfied all of the accounting criteria for sales treatment and $10.4 million are properties that remain to be sold.

Results in the Subprime Finance business reflected a pre-tax loss of $(7.5) million for the 2003 first quarter as compared to pre-tax income of $4.7 million in the 2002 first quarter. Results in 2003 include a charge of $10 million related to the Admiral Home Loan arbitration, and also reflect a trading loss of $(0.6) million in 2003 as compared to trading gains of $3.4 million in the first quarter of 2002. The Company's total portfolio of non-investment grade securities, which consists largely of subprime residuals, was $35.7 million at March 31, 2003 as compared to $37.3 million at December 31, 2002, primarily as a result of principal repayments.

The Company's net effective tax expense in the 2003 first quarter was $0.3 million, reflecting a tax payment related to an investment in a non-economic residual security with no book value. The Company's tax provision for the first quarter of 2002 reflects an expense of $1.2 million which offsets the benefit related to the change in accounting for intangible assets.

Ocwen Financial Corporation
First Quarter Results
May 1, 2003

Ocwen Financial Corporation is a financial services company headquartered in West Palm Beach, Florida. The Company's primary business is the servicing and special servicing of nonconforming, subperforming and nonperforming residential and commercial mortgage loans. Ocwen also specializes in the development of related loan servicing technology and software for the mortgage and real estate industries. Additional information about Ocwen Financial Corporation is available at www.ocwen.com.

This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, the soundness of the fundamentals of our core businesses, expectations with regard to new businesses, reduction of losses, earnings improvement trends, and predictions as to future sales. Forward-looking statements are not guarantees of future performance, and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially.

Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: general economic and market conditions, prevailing interest or currency exchange rates, governmental regulations and policies, international political and economic uncertainty, availability of adequate and timely sources of liquidity, uncertainty related to dispute resolution and litigation, and real estate market conditions and trends, as well as other risks detailed in OCN's reports and filings with the Securities and Exchange Commission, including its periodic report on Form 10-K for the year ended December 31, 2002. The forward-looking statements speak only as of the date they are made and should not be relied upon. OCN undertakes no obligation to update or revise the forward-looking statements.

Ocwen Financial Corporation
First Quarter Results
May 1, 2003

Interest Income and Expense

For the three months ended March 31,                                                        2003           2002
-------------------------------------------------------------------------------------    ----------     ----------
(Dollars in thousands)
Interest income
 Interest earning cash and other ....................................................    $       50     $       93
 Federal funds sold and repurchase agreements .......................................           318            579
 Trading securities .................................................................         4,865          4,358
 Loans ..............................................................................           372          5,435
 Match funded loans and securities ..................................................         1,152          2,249
                                                                                         ----------     ----------
                                                                                              6,757         12,714
                                                                                         ----------     ----------
Interest expense
 Deposits ...........................................................................         4,865          8,617
 Securities sold under agreements to repurchase .....................................             3            126
 Bonds - match funded agreements ....................................................         1,306          1,910
 Obligations outstanding under lines of credit ......................................           764          1,042
 Notes, debentures and other interest bearing obligations ...........................         2,388          4,701
                                                                                         ----------     ----------
                                                                                              9,326         16,396
                                                                                         ----------     ----------

 Net interest expense before provision for loan losses ..............................    $   (2,569)    $   (3,682)
                                                                                         ==========     ==========

Pre-Tax Income (Loss) by Business Segment

For the three months ended March 31,                                                        2003           2002
-------------------------------------------------------------------------------------    ----------     ----------
(Dollars in thousands)
 Core businesses
  Residential Loan Servicing ........................................................    $    9,248     $    7,548
  OTX ...............................................................................        (3,327)        (5,282)
  Ocwen Realty Advisors .............................................................         1,015            520
  Unsecured Collections .............................................................         1,317            943
  Global Outsourcing ................................................................            81             --
  International Operations ..........................................................        (1,151)           500
                                                                                         ----------     ----------
                                                                                              7,183          4,229
                                                                                         ----------     ----------
 Non-core businesses
  Residential Discount Loans ........................................................            --            910
  Commercial Finance ................................................................        (2,659)        (4,419)
  Affordable Housing ................................................................        (2,280)       (17,983)
  Subprime Finance ..................................................................        (7,485)         4,693
                                                                                         ----------     ----------
                                                                                            (12,424)       (16,799)
                                                                                         ----------     ----------
 Corporate Items and Other ..........................................................        (3,161)        (6,922)
                                                                                         ----------     ----------
                                                                                         $   (8,402)    $  (19,492)
                                                                                         ==========     ==========
Non-Core Assets
The following table presents a summary of the Company's non-core assets that remain to be sold. This table excludes assets subject to sales contracts that have not met accounting criteria for sales treatment
                                                                                          March 31,     December 31,
                                                                                            2003           2002
                                                                                         ----------     ----------
(Dollars in thousands)
Loans, net
 Affordable housing .................................................................    $    5,981     $    6,229
 All other ..........................................................................        74,910         70,628
Investments in real estate ..........................................................        59,133         58,676
Real estate owned, net ..............................................................        55,816         62,039
Subordinates, residuals and other trading securities ................................        35,685         37,339
Affordable housing properties .......................................................        10,423         10,861
                                                                                         ----------     ----------
 Total non-core assets to be sold ...................................................    $  241,948     $  245,772
                                                                                         ==========     ==========

Ocwen Financial Corporation
First Quarter Results
May 1, 2003


                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                    (Dollars in thousands, except share data)
                                                                                         March 31,   December 31,
                                                                                           2003          2002
                                                                                       -----------   -----------
Assets
  Cash and amounts due from depository institutions ................................   $    65,087   $    76,598
  Interest earning deposits ........................................................        51,665        30,649
  Federal funds sold and repurchase agreements .....................................       100,000        85,000
  Trading securities, at fair value:
    Collateralized mortgage obligations (AAA-rated) ................................        10,964        21,556
    Subordinates, residuals and other securities ...................................        35,685        37,339
  Investments in real estate .......................................................        59,133        58,676
  Affordable housing properties ....................................................        13,311        15,319
  Loans, net .......................................................................        80,891        76,857
  Match funded assets ..............................................................       160,371       167,744
  Real estate owned, net ...........................................................        55,816        62,039
  Premises and equipment, net ......................................................        45,281        44,268
  Income taxes receivable ..........................................................        21,316        20,841
  Advances on loans and loans serviced for others ..................................       281,286       266,356
  Mortgage servicing rights ........................................................       166,855       171,611
  Other assets .....................................................................        94,386        87,389
                                                                                       -----------   -----------
                                                                                       $ 1,242,047   $ 1,222,242
                                                                                       ===========   ===========
Liabilities and Stockholders' Equity
  Liabilities
    Deposits .......................................................................   $   428,159   $   425,970
    Escrow deposits on loans and loans serviced for others .........................        89,216        84,986
    Bonds - match funded agreements ................................................       140,569       147,071
    Obligations outstanding under lines of credit ..................................       100,000        78,511
    Notes, debentures and other interest bearing obligations .......................        81,210        81,210
    Accrued interest payable .......................................................         8,139         7,435
    Accrued expenses, payables and other liabilities ...............................        34,487        28,314
                                                                                       -----------   -----------
     Total liabilities .............................................................       881,780       853,497
                                                                                       -----------   -----------

Minority interest in subsidiaries ..................................................         1,515         1,778

Company obligated, mandatorily redeemable securities of subsidiary trust holding
    solely junior subordinated debentures of the Company ...........................        56,249        56,249

Stockholders' equity
  Preferred stock, $.01 par value; 20,000,000 shares authorized; 0 shares
    issued and outstanding .........................................................            --            --
  Common stock, $.01 par value; 200,000,000 shares authorized: 67,339,773
    shares issued and outstanding at March 31, 2003 and December 31, 2002 ..........           673           673
  Additional paid-in capital .......................................................       224,467       224,454
  Retained earnings ................................................................        77,191        85,637
  Accumulated other comprehensive income (loss), net of taxes:
    Net unrealized foreign currency translation loss ...............................           172           (46)
                                                                                       -----------   -----------
     Total stockholders' equity ....................................................       302,503       310,718
                                                                                       -----------   -----------
                                                                                       $ 1,242,047   $ 1,222,242
                                                                                       ===========   ===========

Ocwen Financial Corporation
First Quarter Results
May 1, 2003


                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (Dollars in thousands, except share data)

For the three months ended March 31,                                                2003            2002
----------------------------------------------------------------------------    ------------    ------------
Net interest expense
  Income ...................................................................    $      6,757    $     12,714
  Expense ..................................................................           9,326          16,396
                                                                                ------------    ------------
    Net interest expense before provision for loan losses ..................          (2,569)         (3,682)
  Provision for loan losses ................................................             166             679
                                                                                ------------    ------------
    Net interest expense after provision for loan losses ...................          (2,735)         (4,361)
                                                                                ------------    ------------
Non-interest income
  Servicing and other fees .................................................          37,648          35,725
  Gain (loss) on interest earning assets, net ..............................              --          (1,777)
  Gain (loss) on trading and match funded securities, net ..................            (423)          2,791
  Gain (loss) on real estate owned, net ....................................             256          (4,112)
  Gain (loss) on other non-interest earning assets, net ....................             294            (748)
  Net operating gains (losses) on investments in real estate ...............             893           4,654
  Gain (loss) on repurchase of debt ........................................              --               4
  Equity in income (loss) of investment in unconsolidated entities .........              37              (9)
  Other income .............................................................           3,965           5,041
                                                                                ------------    ------------
                                                                                      42,670          41,569
                                                                                ------------    ------------
Non-interest expense
  Compensation and employee benefits .......................................          17,708          21,074
  Occupancy and equipment ..................................................           2,830           2,714
  Technology and communication costs .......................................           4,497           5,053
  Loan expenses ............................................................           3,535           3,935
  Net operating losses on investments in affordable housing properties .....             657          15,681
  Professional services and regulatory fees ................................          15,284           4,596
  Other operating expenses .................................................           2,297           1,984
                                                                                ------------    ------------
                                                                                      46,808          55,037
                                                                                ------------    ------------
Distributions on Company-obligated, mandatorily redeemable
  securities of subsidiary trust holding solely junior subordinated
  debentures of the Company ................................................           1,529           1,663
                                                                                ------------    ------------
Income (loss) before minority interest, income taxes and effect
  of change in accounting principle ........................................          (8,402)        (19,492)
Minority interest in net loss of subsidiaries ..............................            (263)             --
Income tax expense .........................................................             307           1,166
                                                                                ------------    ------------
  Net income (loss) before effect of change in accounting principle ........          (8,446)        (20,658)
Effect of change in accounting principle, net of taxes .....................              --          16,166
                                                                                ------------    ------------
  Net income (loss) ........................................................    $     (8,446)   $     (4,492)
                                                                                ============    ============
Earnings (loss) per share
  Basic and Diluted:
    Net income (loss) before effect of change in accounting principle ......    $      (0.13)   $      (0.31)
    Effect of change in accounting principle, net of taxes .................              --            0.24
                                                                                ------------    ------------
      Net income (loss) ....................................................    $      (0.13)   $      (0.07)
                                                                                ============    ============

Weighted average common shares outstanding .................................      67,339,773      67,294,490
